UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, the Board of Directors (the “Board”) of Wrap Technologies, Inc. (the “Company”) appointed Michael Parris as a Director of the Company, to serve until the next annual meeting of stockholders or until his successor is elected and qualified.

Mr. Parris, age 58, has been a partner at Perry Rogers Partners Inc., a sports management firm, since 1996, where he primarily oversees the SHAQ Brand and other strategic alliances. His role at Perry Rogers Partners encompasses business development, worldwide brand management, marketing and public relations. Prior to joining Perry Rogers Partners, Mr. Parris had a successful career in law enforcement with the Newark Police Department in Newark, New Jersey rising to the rank of Lieutenant. During his career in law enforcement, he worked and commanded several specialized units, including Homicide, Robbery, and Internal Affairs. Mr. Parris holds a Bachelor of Science degree in Business Management from the University of Phoenix.

There are no related party transactions between the Company and Mr. Parris that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Parris to the Company's Board of Directors.

Item 8.01
Other Events

In connection with the Company’s initial public offering that began on August 16, 2017, pursuant to the Company’s effective Registration Statement on Form S-1 (File No. 333-217340) and the prospectus contained therein (the “Offering”), on November 20, 2017, each of the Company’s executive officers, directors and certain other stockholders executed a lock-up agreement (the “Lock-Up Agreement”) on an aggregate of 17,750,524 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in order to (i) restrict each signator from selling or otherwise disposing of any shares of Common Stock currently held for a period of six-months (the “Restrictive Period”) and (ii) limit the number of shares of Common Stock that may be sold by each signator for the six-months after the Restriction Period to an amount equal 2% of the Company’s prior five day average trading volume as reported on the OTC market as of the time of such sale. A form of Lock-Up Agreement is attached to this Current Report on Form 8-K is attached hereto as Exhibit 99.1.

As of the date of this Current Report on Form 8-K, 412,867 shares of Common Stock have been sold pursuant to the Offering, resulting in gross proceeds of $619,300 to the Company, including $60,000 subscribed by existing stockholders (including two officers/directors), and the Company has incurred approximately $44,000 in expenses in connection with the Offering. The Company is using proceeds from the Offering for research and development costs associated with production of BolaWrap™100 components, sales and marketing expense, and general corporate expense. The Company may continue to sell shares of Common Stock under the Offering until August 15, 2018, unless the Company elects to terminate the Offering before such date. There is no assurance, however, that the Company will complete any future sales or receive additional proceeds from the Offering.

Item 9.01
Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: November 22, 2017	By:	/s/ James A. Barnes
James A. Barnes
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Form of Lock-Up Agreement, dated November 20, 2017.